UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 5, 2017

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Bryan Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 5, 2017 (the “Effective Date”), La Frontera Holdings, LLC (“La Frontera”), an indirect wholly owned subsidiary of Vistra Energy Corp. (“Vistra”), entered into an Asset Purchase Agreement (the “Agreement”) with Odessa-Ector Power Partners, L.P. (“Seller”), an indirect wholly owned subsidiary of Koch Ag & Energy Solutions, LLC, pursuant to which La Frontera will purchase from Seller a 1,054 megawatt combined cycle natural-gas fired power plant (and other related assets and liabilities) located in Odessa, Texas.

Pursuant to the Agreement, the purchase price to be paid by La Frontera to Seller will be $350 million, subject to a customary working capital adjustment, plus a five-year earn-out provision which is described in more detail in the Agreement. The assets are expected to be purchased debt free. The purchase price is expected to be funded by cash on hand. Vistra Operations Company LLC has guaranteed the obligations of La Frontera under the Agreement and Koch Resources, LLC has guaranteed the obligations of Seller under the Agreement, in each case, as more fully described in the Agreement.

The Agreement contains customary closing conditions for a transaction of this type, including clearance by the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Clearance”).

The Agreement contains certain termination provisions, including the right of either party to terminate the Agreement if the closing has not occurred on or before the date that is the six-month anniversary of the Effective Date subject to a six-month extension in certain circumstances if all of the conditions to closing have been satisfied except for HSR Clearance.

The above description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10(a) to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. In addition, a copy of the press release issued by Vistra in connection with the execution of the Agreement is attached hereto as Exhibit 99(a).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10(a)	—	Asset Purchase Agreement, dated as of July 5, 2017, by and among Odessa-Ector Power Partners, L.P., La Frontera Holdings, LLC, Vistra Operations Company LLC, Koch Resources, LLC and Koch Ag & Energy Solutions, LLC.

99(a)	—	Press Release dated July 5, 2017 issued by Vistra in connection with the execution of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: July 7, 2017	/s/ Terry L. Nutt
Name: Terry L. Nutt
Title: Senior Vice President & Controller